EXHIBIT 5(b)


                UNDERTAKING TO SUBMIT PLAN TO IRS


          The above-signed registrant has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") and will make all changes required by the IRS in order to qualify the Plan.









































                      -10-